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                                                          Exhibit 99.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Arthur Hicks, the Chief Financial Officer of Cybex International, Inc. (the "Company"), hereby certifies that:

     The Company's Form 10-Q Quarterly Report for the period ended June 29, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 13, 2002                          /s/ Arthur W. Hicks
                                                --------------------------------
                                                Arthur W. Hicks
                                                Chief Financial Officer